Exhibit 1.1

Execution Version

Diageo Capital plc

Diageo Investment Corporation

Diageo plc

DEBT SECURITIES

Underwriting Agreement

May 15, 2018

To the Representatives of the several Underwriters named

in the respective Pricing Agreements hereinafter described

Ladies and Gentlemen:

From time to time Diageo Capital plc, a public limited company incorporated under the laws of Scotland (the “Scottish Issuer”), and Diageo Investment Corporation, a Delaware corporation (the “U.S. Issuer”) (each an “Issuer” and together the “Issuers”), propose severally to enter into one or more Pricing Agreements substantially in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell, to the several firms named in Schedule I to the applicable Pricing Agreement (such firm or firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) the principal amount of their debt securities identified in Schedule II to such Pricing Agreement (generally and, as the context may require, with respect to such Pricing Agreement, the “Securities”) to be issued pursuant to the provisions of the applicable indenture identified in Schedule II of such Pricing Agreement (each applicable indenture hereinafter called an “Indenture”), among one or more Issuers parties to the applicable Pricing Agreement (each, an “applicable Issuer”), Diageo plc, as Guarantor (the “Guarantor”), and the Trustee identified in Schedule II to such Pricing Agreement (the “Trustee”). The Securities are to be unconditionally guaranteed (the “Guarantees”) as to payment of principal and interest by the Guarantor. All references herein to “this Agreement” shall be deemed to refer to this Agreement together with the applicable Pricing Agreement. The obligations of the Issuers under this Agreement shall be several and not joint.

The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives.

I.

Each applicable Issuer (as to itself) and the Guarantor (as to each Issuer and to itself) represents and warrants to each of the Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 (Registration No. 333-224340) relating to the Securities and the Guarantees to be issued severally from time to time by the Issuers and the Guarantor has been filed by the Issuers and the Guarantor with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of the applicable Pricing Supplement; such registration statement and any post-effective amendment thereto became effective on filing; no stop order suspending the effectiveness of such registration statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuers or the Guarantor. For purposes of this Agreement:

(i)    the basic prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement, is hereinafter called the “Basic Prospectus”;

(ii)    any preliminary form of prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”;

(iii)    the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”;

(iv)    the “Applicable Time” is the time specified as such in the applicable Pricing Agreement;

(v)    the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, is hereinafter called the “Pricing Prospectus”;

(vi)    the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section V(a) hereof is hereinafter called the “Prospectus”;

(vii)    any reference in this Agreement to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and

(viii)    any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

(b) (i) Each part of the Registration Statement, when such part became effective, did not contain, and, as amended or supplemented, if applicable, did not or will not, as the case may be, contain at the time of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as the case may be, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Prospectus does not or will not, as the case may be, as of the date of the Prospectus and as at the Closing Date, contain and, as amended or supplemented, if applicable, at the time of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b) do not apply to (A) statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon information concerning any Underwriter furnished to the Issuers or the Guarantor in writing by such Underwriter through you expressly for use therein or (B) the Statement of Eligibility and Qualification of the Trustee on Form T-1 and (iv) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act.

(c) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

(d) The Pricing Prospectus, as supplemented by any final term sheet prepared and filed pursuant to Section VII(a) hereof (collectively, the “Pricing Disclosure Package”), as of the Applicable Time (as specified in the applicable Pricing Agreement), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III to the applicable Pricing Agreement (if any) does not and will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph I(d) do not apply to statements or omissions in the Pricing Disclosure Package or in an Issuer Free Writing Prospectus based upon information concerning any Underwriter furnished to the Issuers or the Guarantor in writing by such Underwriter through you expressly for use therein.

(e) At the time of the filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the applicable Issuer or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided for in Rule 163 under the Securities Act, the applicable Issuer and the Guarantor were each “well-known seasoned issuers” as defined in Rule 405 under the Securities Act.

(f)    At the earliest time after the filing of the Registration Statement that the applicable Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the applicable Issuer was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(g)    The Scottish Issuer is a public limited company, duly incorporated, validly existing and registered under the laws of Scotland, the U.S. Issuer is an existing corporation, duly incorporated and in good standing under the laws of the State of Delaware and the Guarantor is a public limited company duly incorporated under the laws of England and Wales and is an existing company; and the Issuers and the Guarantor, as applicable, each have the corporate power and authority to own their property and to conduct their business as described in the Basic Prospectus and the Pricing Prospectus.

(h)    Each applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and has been duly authorized, executed and delivered by the applicable Issuer and duly authorized, executed and delivered by the Guarantor and is a valid and legally binding agreement of such Issuer and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(i)    The Securities have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement and the applicable Pricing Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the applicable Issuer, entitled to the benefits provided by the applicable Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)    The Guarantees have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement and the applicable Pricing Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantor, entitled to the benefits provided by the applicable Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k)    There has not been any material adverse identifiable change, or any development involving a prospective material adverse identifiable change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus.

(l)    The issue of the Securities and the compliance by the applicable Issuer and Guarantor with the provisions of the Securities, the Indenture, this Agreement and the applicable Pricing Agreement, and the consummation of the transactions herein and therein (to the extent relevant to the issue of the Securities) contemplated will not (i) result in any violation of the provisions of the articles of incorporation, certificate of incorporation, by-laws or equivalent constitutional documents of the applicable Issuer or Guarantor or (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the applicable Issuer or the Guarantor is a party or by which the applicable Issuer or the Guarantor is bound or to which any of the property or assets of the applicable Issuer or the Guarantor is subject, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the applicable Issuer or the Guarantor or any of their properties, in each case in this clause (ii) which conflict, breach or violation will have a material adverse effect on the Guarantor and its subsidiaries on a consolidated basis; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issue of the Guarantees or the consummation by the applicable Issuer or the Guarantor of the transactions contemplated by this Agreement and the applicable Pricing Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(m)    The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and, if applicable, the pro forma financial information, and the related notes thereto, included in the Registration Statement, the Pricing Prospectus and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and is based upon good faith estimates and assumptions believed by the Guarantor to be reasonable.

II.

Each Underwriter severally represents and agrees that it has not made and will not make an offer of the Securities to investors in the United Kingdom other than to qualified investors (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or who fall within Article 49(2)(a) to (d) of the Order, or (ii) to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons” for the purposes of this section).

Each Underwriter severally represents and agrees that: (a) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (with the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue and sale of such Securities in circumstances in which Section 21(1) of the FSMA does not apply to the applicable Issuer or the Guarantor; and (b) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Each Underwriter severally represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any investor who is not a qualified investor as defined in European Directive 2003/71/EC (as amended).

Other than as provided in the applicable Pricing Agreement, in the event the Securities are intended to be listed on the New York Stock Exchange, each Underwriter severally represents and agrees that in relation to Securities issued by the Scottish Issuer, it will only solicit sales of, and communicate to the Scottish Issuer offers to purchase, Securities with (i) minimum denominations of $1,000 or more and (ii) an aggregate principal amount of $5,000,000 or more. If an Underwriter solicits sales of, and communicates to the Scottish Issuer, Securities that do not meet the above criteria, such Underwriter severally represents and agrees that the Securities will otherwise meet the applicable requirements of The New York Stock Exchange LLC necessary to list the Securities.

III.

The Issuers and the Guarantor are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the applicable Pricing Agreement has become effective as in your judgment is advisable. The terms of the public offering of the Securities are set forth in the Prospectus.

IV.

Payment for the Securities shall be made by certified or official bank check or checks or wire transfer, as specified in the applicable Pricing Agreement, payable to the order of the Issuer identified in such Pricing Agreement in the funds in such Pricing Agreement at the time and place, in each case as set forth in such Pricing Agreement, or at such other time on the same or such other date, not later than the third New York business day thereafter, as shall be designated in writing by you, which date and time may be postponed by agreement among you, an applicable Issuer and the Guarantor or as provided in Section X hereof. The time and date of such payment, as specified in the applicable Pricing Agreement in relation to an offering of Securities, are hereinafter referred to as the “Closing Date”.

Payment for the Securities shall be made against delivery to you for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid. It is understood that each Underwriter has authorized the Representatives, for their own account, to accept delivery of, and make payment of the purchase price for, the Securities.

V.

The several obligations of the Underwriters hereunder are subject to the following conditions, appropriately modified for each applicable Issuer:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; any final term sheet contemplated by Section VII(a) hereof, and any other material required to be filed by the applicable Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness or preventing the use of the Registration

Statement or any part thereof, the Prospectus or any Issuer Free Writing Prospectus shall be in effect, no proceedings for such purpose shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction.

(b)    On or after the Applicable Time and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the applicable Issuer’s or the Guarantor’s securities by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(c)    There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus, that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, after consultation with each applicable Issuer and the Guarantor, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus.

(d)    The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed, respectively, by an executive officer or a director of each applicable Issuer and of the Guarantor, to the effect set forth in clauses (b) and (c) above and to the effect that the representations and warranties of such Issuer and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that such Issuer and the Guarantor shall have performed in all material respects all of their respective obligations to be performed hereunder or satisfied on or prior to the Closing Date. The officer or director signing and delivering such certificate may certify to the best of his knowledge.

(e)    You shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, United States counsel for the Issuers and the Guarantor, dated the Closing Date, to the effect that:

(i)    if applicable, the U.S. Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

(ii)    the applicable Indenture has been duly authorized, executed and delivered by the U.S. Issuer (if applicable) and, assuming the applicable Indenture has been duly authorized, executed and delivered by the Scottish Issuer insofar as the laws of Scotland are concerned, it has been duly executed and delivered by the Scottish Issuer (if applicable), and, assuming each applicable Indenture has been duly authorized, executed and delivered by the Guarantor insofar as the laws of England and Wales are concerned, it has been duly executed and delivered by the Guarantor; each applicable Indenture has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the applicable Issuer and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii)    the applicable Securities have been duly authorized, executed, authenticated, issued and delivered by the U.S. Issuer (if applicable) and, assuming the applicable Indenture has been duly authorized, executed and delivered by the Scottish Issuer and the applicable Securities have been duly authorized, executed, authenticated, issued and delivered, in each case insofar as the laws of Scotland are concerned, they have been duly executed, authenticated, issued and delivered by the Scottish Issuer (if applicable) and constitute valid and legally binding obligations of the applicable Issuer (if applicable), enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv)    assuming the applicable Indenture has been duly authorized, executed and delivered by the Guarantor and the Guarantees have been duly authorized, executed and delivered insofar as the laws of England are concerned, the Guarantees have been duly executed and delivered by or on behalf of the Guarantor and constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v)    this Agreement has been duly authorized, executed and delivered by the U.S. Issuer (if applicable) and, assuming this Agreement has been duly authorized, executed and delivered by the Scottish Issuer insofar as the laws of Scotland are concerned, it has been duly executed and delivered by the Scottish Issuer (if applicable) and, assuming this Agreement has been duly authorized, executed and delivered by the Guarantor insofar as the laws of England are concerned, it has been duly executed and delivered by the Guarantor;

(vi)    the issuance of the Securities in accordance with the applicable Indenture and the sale of the Securities by the applicable Issuer to the Underwriters pursuant to this Agreement do not, and the performance by such Issuer and the Guarantor of their respective obligations under the applicable Indenture, this Agreement, the Securities and the Guarantees will not, in the case of the U.S. Issuer, violate the U.S. Issuer’s Certificate of Incorporation or By-laws, or violate any Federal law of the United States, the law of the State of New York (including the published rules and regulations thereunder) that normally are applicable to general business corporations and the issuance, sale, and delivery of the Securities or, in the case of the U.S. Issuer, the General Corporation Law of the State of Delaware, applicable to such Issuer or the Guarantor; provided, however, that, with respect to this paragraph (vi), such counsel need express no opinion with respect to Federal or state securities laws, anti-fraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations or any law that is applicable to the Issuer, the Guarantor, the Indenture, the Underwriting Agreement, the Securities, the Guarantees or the issuance, sale or delivery of the

Securities solely as part of a regulatory regime applicable to the Issuer, the Guarantor or their respective affiliates due to its or their status, business or assets; provided, further, that insofar as performance by such Issuer and the Guarantor of their respective obligations under the applicable Indenture, this Agreement, the Securities and the Guarantees is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights;

(vii)    all regulatory consents, authorizations, approvals and filings required to be obtained or made by each applicable Issuer or the Guarantor, as the case may be, under the Federal laws of the United States and the laws of the State of New York for the issuance by the Guarantor of the Guarantees and the issuance, sale and delivery of the Securities by each applicable Issuer to the Underwriters have been obtained or made; and

(viii)    the applicable Issuer is not an “investment company” as defined in the United States Investment Company Act of 1940.

(ix)    In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and such counsel may (i) note that the Underwriters have received an opinion of Slaughter and May, English counsel for the Guarantor, rendered pursuant to Section V(f) and an opinion of Morton Fraser LLP, Scottish counsel to the Scottish Issuer rendered pursuant to Section V(g); (ii) assume that any document referred to in their opinion and executed by the Scottish Issuer has been duly authorized, executed and delivered pursuant to Scottish law; and (iii) assume that any document referred to in their opinion and executed by the Guarantor has been duly authorized, executed and delivered pursuant to English law.

(x)    Such counsel may also state that, with your approval, they have relied as to certain matters upon certificates of each applicable Issuer and the Guarantor and each applicable Issuer’s and the Guarantor’s officers or directors and employees and upon information obtained from other sources believed by them to be responsible, and that they have assumed that each applicable Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimens thereof examined by them, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s duly authorized officers and that the signatures on all documents examined by them are genuine, assumptions which they have not independently verified.

(xi)    Such counsel shall also state that they have reviewed the Registration Statement, the Prospectus and the Pricing Disclosure Package and participated in discussions with representatives of each applicable Issuer and the Guarantor and their English and, if applicable, Scottish counsel, the accountants for each applicable Issuer and the Guarantor and representatives of the Underwriters and their U.S. counsel concerning certain matters relating to each applicable Issuer and the Guarantor and reviewed certificates of certain officers of each applicable Issuer and the Guarantor and letters addressed to you from the Guarantor’s accountants; and on the basis of the information that they gained in the course of the performance of such services, considered in the light of their understanding of the applicable law (including the requirements of Form F-3 and the character of prospectus contemplated thereby) and the experience they have gained through their practice under the Securities Act, such counsel shall confirm to the Underwriters that each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; and nothing that has come to the attention of such counsel has caused them to believe, insofar as relevant to the offering of the Securities, (a) the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Pricing Disclosure Package, as of a time specified by you to be immediately prior to the time of the first sale of the Securities by any Underwriter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) that the Basic Prospectus, as supplemented by the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state (1) that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package except for those made under the captions “Description of Debt Securities and Guarantees” and “Taxation—United States Taxation – United States Taxation of Debt Securities” in the Prospectus and “Description of Notes” and “Underwriting” in the Prospectus and the Pricing Disclosure Package insofar as they relate to the provisions of documents therein described and (2) that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package, or as to management’s report of its assessment of the effectiveness of the Guarantor’s internal control over financial reporting or the registered public accounting firm’s attestation report, each as included in the Registration Statement, the Prospectus or the Pricing Disclosure Package, or as to the statement of the eligibility and qualification of the Trustee under each applicable Indenture under which the Securities are being issued, or as to any statement made by Slaughter and May with respect to English law or any statement made by Morton Fraser LLP with respect to Scottish law, in each case, in the Registration Statement, the Prospectus or the Pricing Disclosure Package.

(f) You shall have received on the Closing Date an opinion of Slaughter and May, English counsel to the Guarantor, dated the Closing Date, to the effect that:

(i) the Guarantor is a public limited company duly incorporated under the laws of England and Wales and is an existing company;

(ii) the execution of each applicable Indenture, the Guarantees, this Agreement and the applicable Pricing Agreement (collectively, the “Agreements”) have been duly authorized by the Guarantor and the Agreements have been duly executed and delivered by the Guarantor;

(iii) on the assumption that the Agreements create valid and binding obligations of the parties under New York law, English law does not prevent any provisions of the Agreements from being valid and binding obligations of the Guarantor;

(iv) the choice of the laws of the State of New York as the governing law of the Agreements is a valid choice of law; the validity and binding nature of the obligations contained in the Agreements are governed by New York law;

(v) the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Agreements will not contravene (i) any law of England and Wales in a manner which would render such performance, insofar as it relates to the Guarantor’s payment obligations, unlawful or (ii) the Memorandum and Articles of Association of the Guarantor;

(vi) there are no required authorizations, approvals or consents of, or registration or filing with, any court, governmental or regulatory authority of or with the United Kingdom required in connection with the execution, delivery and performance by the Guarantor of the Agreements;

(vii) subject to the reservation that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the United States Federal or State securities laws, a final and conclusive judgment against the Guarantor for a definite sum of money entered by any Federal or State court in the United States of America in any suit, action or proceeding arising out of or in connection with the Agreements would be enforced by the English courts, without re-examination or re-litigation of the matters adjudicated upon, by the English courts, provided that:

(a)	the judgment was not obtained by fraud;

(b)	the enforcement of the judgment would not be contrary to English public policy;

(c)	the judgment was not obtained in proceedings contrary to natural justice;

(d)	the judgment is not inconsistent with an English judgment in respect of the same matter;

(e)	the judgment is not for multiple damages; and

(f)	enforcement proceedings are instituted within six years after the date of the judgment;

(viii) Assuming that the submission to the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, The City of New York (the “New York Courts”) contained in the Agreements is valid and binding under New York law, (a) English law will not prevent the same from being valid and binding upon the Guarantor, (b) the Guarantor is not prevented by its Memorandum and Articles of Association or any overriding principles of English law from agreeing to waive any objection pursuant to the Agreements to the venue of proceedings in the New York Courts and (c) such waiver is valid and binding under the laws of England and Wales;

(ix) Service of process effected in the manner set forth in Section XI of this Agreement and Section 115 of each applicable Indenture, assuming its validity and effectiveness under New York law, will be effective, insofar as the laws of England are concerned, to confer valid jurisdiction over the Guarantor;

(x) The Guarantor has the power to submit, and has taken all necessary corporate action to submit, to the jurisdiction of any New York Court, and to appoint Diageo North America, Inc. as its authorized agent for the purposes and to the extent described in Section XI of this Agreement and to appoint CT Corporation as its authorized agent for the purposes and to the extent described in Section 115 of each applicable Indenture; and

(xi) the statements in the eighth sentence of the section entitled “Enforceability of Certain Civil Liabilities” and the sections entitled “Description of Debt Securities and Guarantees – Payment of Additional Amounts” and “Taxation – United Kingdom Taxation – United Kingdom Taxation of Debt Securities” of the Prospectus, in each case as amended or supplemented by the prospectus supplement, insofar as they are summaries of United Kingdom tax considerations or refer to statements of law or legal conclusions, in all material respects present fairly the information shown.

In giving such opinion, such counsel may state that such opinion is confined to and given on the basis of English law as currently applied by the English courts and on the basis that it will be governed by and construed and have effect in accordance with English law. Such opinion also may state that nothing therein is to be taken as indicating that the remedy of an order for specific performance or the issue of an injunction would be available in an English court in respect of the obligations arising under an applicable Indenture, the Guarantees or this Agreement in that such remedies are available only at the discretion of the court and are not usually granted where damages would be an adequate remedy. Also in giving such opinion, such counsel may rely upon the opinion or opinions of counsel named in paragraph (e) of this Article as to matters of New York and United States federal law.

(g) If applicable, you shall have received on the Closing Date an opinion of Morton Fraser LLP, Scottish counsel for the Scottish Issuer and the Guarantor, dated the Closing Date, to the effect that:

(i) the Scottish Issuer is a public limited company, duly incorporated, validly existing and registered under the laws of Scotland, and has the full corporate power and authority to execute, deliver and perform its obligations under the applicable Indenture, the applicable Securities and this Agreement;

(ii) the applicable Indenture has been duly authorized, executed and delivered by the Scottish Issuer and, on the assumption that the applicable Indenture creates valid and binding obligations of the parties under New York law, Scottish law will not prevent any provision of the applicable Indenture from being a valid and binding obligation of the Scottish Issuer, subject to all limitations resulting from bankruptcy, insolvency, liquidation, receivership, administration, reorganization of the Scottish Issuer and court schemes, moratoria and similar laws of general application affecting the enforcement of creditors’ rights applicable to the Scottish Issuer;

(iii) the applicable Securities have been duly authorized, executed, authenticated and issued and delivered by the Scottish Issuer and, on the assumption that the applicable Securities create valid and binding obligations of the parties thereto under New York law, Scottish law will not prevent any provision of the applicable Securities from being a valid and binding obligation of the Scottish Issuer subject to all limitations resulting from bankruptcy, insolvency, liquidation, receivership, administration and reorganization of the Scottish Issuer and court schemes, moratoria and similar laws of general application affecting the enforcement of creditors’ rights applicable to the Scottish Issuer;

(iv) this Agreement has been duly authorized, executed, and delivered by the Scottish Issuer and, on the assumption that this Agreement creates valid and binding obligations of the parties hereto under New York law, Scottish law will not prevent any provision of this Agreement from being a valid and binding obligation of the Scottish Issuer subject to all limitations resulting from bankruptcy, insolvency, liquidation, receivership, administration and reorganization of the Scottish Issuer and court schemes, moratoria and similar laws of general application affecting the enforcement of creditors’ rights applicable to the Scottish Issuer;

(v) the execution and delivery by the Scottish Issuer of, and the performance by the Scottish Issuer of its obligations under, this Agreement, the applicable Securities and the applicable Indenture will not contravene any provision of Scottish law or the Memorandum and Articles of Association of the Scottish Issuer or any agreement or other instrument binding upon the Scottish Issuer or any of its subsidiaries that, in each case, is material to the Scottish Issuer or any of its subsidiaries, taken as a whole, or any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Scottish Issuer or any such subsidiary;

(vi) there are no required authorizations, approvals or consents of, or registration or filing with, any governmental or regulatory authority of or with the United Kingdom required in connection with the execution, delivery and performance of the applicable Securities by the Scottish Issuer or of the applicable Indenture by the Scottish Issuer;

(vii) the choice of law of the State of New York to govern the applicable Indenture, this Agreement and the applicable Securities is competent in terms of Scottish law and will be recognized and given effect to by the courts in Scotland; the validity and binding nature of the obligations contained in the applicable Indenture, this Agreement and the applicable Securities are governed by New York law;

(viii) a judgment duly obtained in the courts of New York or Federal courts of the United States of America sitting in New York in respect of the applicable Indenture, this Agreement or the applicable Securities will be enforceable in Scotland provided that such judgment:

(a)	is based on the exercise of personal jurisdiction by the court issuing the judgment;

(b)	is for a debt or an ascertained sum of money;

(c)	is final and conclusive;

(d)	is not inconsistent with a decree of a Scottish court in respect of the same matter;

(e)	is sought to be enforced by properly instituted and served proceedings within five years of the date of such judgment; and is not challengeable on the grounds of:

(1)	absence of jurisdiction;

(2)	fraud;

(3)	public policy;

(4)	natural justice;

(5)	being a fine or penalty; or

(6)	res judicata;

(ix) the submission to the non-exclusive jurisdiction of the New York Courts contained in this Agreement and the applicable Indenture is valid under Scottish law, and the Scottish Issuer is not prevented by its Memorandum and Articles of Association or any overriding principles of Scottish law from agreeing to waive any objection, pursuant to this Agreement or the applicable Indenture, to the venue of proceedings in the New York Courts, and such waiver is valid and binding under the laws of Scotland;

(x) service of process effected in the manner set forth in Section XI of this Agreement and Section 115 of the Indenture, assuming its validity and effectiveness under New York law, will be effective, insofar as the laws of Scotland are concerned, to confer valid jurisdiction over the Scottish Issuer; and

(xi) the Scottish Issuer has the power to submit, and has taken all necessary corporate action to submit, to the jurisdiction of any New York Court, and to appoint Diageo North America, Inc. as its authorized agent for the purposes and to the extent described in Section XI of this Agreement and to appoint CT Corporation as its authorized agent for the purposes and to the extent described in Section 115 of the applicable Indenture.

In rendering such opinion, such counsel may state that they do not express any opinion concerning any law other than the laws operative for the time being in Scotland and that their opinion is based on the laws of Scotland in force on the date thereof and is addressed to the Underwriters solely for their own benefit in relation to the offering of the applicable Securities and, except with their prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by the Underwriters or other addresses thereof for any other purpose.

Such opinion may also state that nothing therein is to be taken as indicating that the remedy of a decree of specific implement or the grant of the prayer of a petition for interdict would be available in a Scottish court in respect of the obligations arising under the applicable Indenture, the Guarantee or this Agreement in that such remedies are available only at the discretion of the court and are not usually granted where damages would be an adequate remedy. Also in giving such opinion, such counsel may rely upon the opinion or opinions of counsel named in paragraph (e) of this Section V as to matters of New York and United States federal law.

(h) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell London LLP, counsel for the Underwriters, dated the Closing Date, covering certain of the matters referred to in subparagraph (ii), (iii), (iv) and (v) and the last paragraph of clause (e) of this Section V.

(i) You shall have received on the date of the applicable Pricing Agreement a letter dated such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance reasonably satisfactory to you, from each of the independent certified public accountants who have certified the financial statements of the Issuers and the Guarantor and their subsidiaries included in the Registration Statement, the Prospectus and, if applicable, the Pricing Disclosure Package containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(j) With respect to the Securities issued by the Scottish Issuer, the Scottish Issuer shall have caused to be prepared and submitted an application to the UK Listing Authority (the “UKLA”) for the Securities to be listed on the official list of the UKLA.

VI.

In further consideration of the agreements of the Underwriters herein contained, the Issuers and the Guarantor jointly covenant as follows:

(a) To furnish you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto, but including documents incorporated by reference therein) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b) During the period mentioned in paragraph (c) below, before amending or supplementing the Registration Statement, the Prospectus or the Pricing Disclosure Package, to furnish you a copy of each such proposed amendment or supplement, and not to file any such proposed amendment or supplement to which you reasonably object.

(c) If, during such period after the first date of the public offering of the applicable Securities as, in the opinion of your counsel, the Prospectus or the Pricing Disclosure Package is required by applicable U.S. law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) or the Pricing Disclosure Package is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or the Pricing Disclosure Package to comply with applicable U.S. law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to each applicable Issuer and the

Guarantor) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus or the Pricing Disclosure Package, as applicable, so that the statements in the Prospectus or the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) or the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Prospectus or the Pricing Disclosure Package, as applicable, as amended or supplemented, will comply with applicable U.S. law; provided, however, that in case any Underwriter or dealer is required to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) under the Securities Act in connection with the offer or sale of Securities at any time more than nine months after the Closing Date, the cost of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriter of such Securities.

(d) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(e) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form to which you do not reasonably object and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by such Rule and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

(f) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement any of the Securities remain unsold by the Underwriters, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities in a form satisfactory to you. If at the Renewal Deadline an applicable Issuer or the Guarantor is no longer eligible to file an automatic shelf registration statement, it will, if it has not already done so, file a new shelf registration statement relating to the Securities in a form satisfactory to you and will use reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline, and it will take all other action necessary to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the Registration Statement shall include any such new automatic shelf registration statement or any such new shelf registration statement, as the case may be.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification.

(h) To make generally available to the Guarantor’s security holders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) With respect to the Securities of the Scottish Issuer, to use their best efforts to list, subject to notice of issuance, the Securities on London Stock Exchange or another recognized stock exchange. Solely for the purposes of this provision references to “list” shall mean admitting the Securities to (i) the official list of the UK Listing Authority and (ii) trading on the London Stock Exchange plc’s regulated market.

(j) During the period beginning from the date of the applicable Pricing Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, as notified promptly to each applicable Issuer and the Guarantor by you, and (ii) the Closing Date, not to offer, sell, contract to sell or otherwise dispose of in the United States any debt securities or warrants to purchase debt securities of such Issuer or the Guarantor which mature more than one year after the Closing Date, and which are substantially similar to the Securities, without your prior written consent, such consent not to be unreasonably withheld.

(k) You shall have received on the Closing Date such appropriate further information, certificates and documents as the applicable Issuer and the Underwriters shall have agreed in writing.

VII.

(a) Each applicable Issuer agrees, if requested by you prior to the Applicable Time, to prepare a final term sheet containing solely a description of the Securities, in a form approved by you, and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.

(b) Each Underwriter represents that other than any free writing prospectus (i) which contains only information describing the preliminary terms of the Securities or the offering (or, without limitation, information concerning comparable bond prices) or (ii) which contains only information that (A) describes the final terms of the Securities or their offering and (B) is included in the final term sheet described in paragraph VII(a) above, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act without the prior written consent of each applicable Issuer and the Guarantor and that Schedule III to the applicable Pricing Agreement is a complete list of any free writing prospectus for which the Underwriters have received such consent.

(c) Each applicable Issuer and the Guarantor represents and agrees that, other than as required under paragraph (a) above, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives and that Schedule III to the applicable Pricing Agreement is a complete list of any free writing prospectus for which each applicable Issuer or the Guarantor has received such consent.

(d) Each applicable Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(e) Each applicable Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the applicable Issuer or the

Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; except that the representations and warranties set forth in this paragraph VII(e) do not apply to statements or omissions in an Issuer Free Writing Prospectus based upon information concerning any Underwriter furnished to the Issuers or the Guarantor in writing by such Underwriter through you expressly for use therein.

VIII.

Each applicable Issuer and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its directors, officers and affiliates and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding on any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (as amended or supplemented if the applicable Issuer or the Guarantor shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished to an Issuer or the Guarantor in writing by any Underwriter through you expressly for use therein.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers and the Guarantor, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls each of the Issuers or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers and the Guarantor to each Underwriter, but, with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (as amended or supplemented if the applicable Issuer or the Guarantor shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, only with reference to information relating to such Underwriter furnished to the Issuers or the Guarantor in writing by such Underwriter through you expressly for use in such document.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing (or by facsimile and confirmed in writing) but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives named in the applicable Pricing Agreement in the case of parties indemnified pursuant to the second preceding paragraph and by the applicable Issuer or Issuers and the Guarantor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

If the indemnification provided for in the first or second paragraph of this Article VIII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the applicable Issuer and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the applicable Issuer and the Guarantor, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the applicable Issuer and the Guarantor, on the one hand, and of the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the applicable Issuer and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the applicable Prospectus Supplement, bear to the aggregate public offering price of the Securities. The relative fault of the applicable Issuer and the Guarantor, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Issuer and the Guarantor, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each applicable Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Article VIII are several in proportion to the respective principal amounts of Securities purchased by each of such Underwriters and not joint. The remedies provided for in this Article VIII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Article VIII and the representations and warranties of the Issuers and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of any of the Issuers, the Guarantor, their respective officers or directors or any other person controlling the Issuers or the Guarantor and (iii) acceptance of and payment for any of the Securities.

IX.

Any Pricing Agreement shall be subject to termination in your discretion, by notice given to each applicable Issuer and the Guarantor, if (a) after the execution and delivery of such Pricing Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Financial Industry Regulatory Authority, the Chicago Board Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the London Stock Exchange, (ii) trading of any securities of an applicable Issuer or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event singly or together with any other such event makes it, in your reasonable judgment, after consultation with each applicable Issuer and the Guarantor, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Prospectus and Prospectus.

X.

This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder and under the applicable Pricing Agreement on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to the applicable Pricing Agreement be increased pursuant to this Article X by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under the applicable Pricing Agreement on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you, each applicable Issuer and the Guarantor for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, any Issuer or the Guarantor. In any such case either you, an applicable Issuer or the Guarantor shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Prospectus, or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement or a Pricing Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of an Issuer or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement or such Pricing Agreement, or if for any reason an Issuer or the Guarantor shall be unable to perform their respective obligations under this Agreement or such Pricing Agreement, such Issuer or the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement or such Pricing Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably and properly incurred by such Underwriters in connection with this Agreement or such Pricing Agreement or the offering contemplated hereunder or thereunder.

XI.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Scottish Issuer and the Guarantor have appointed Diageo North America, Inc. as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on this Agreement that may be instituted in any state or federal court in the City, County and State of New York by any Underwriter or by any person controlling any Underwriter, and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable for a period of three years from and after the Closing Date unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment for the remainder of such three-year period. Each of the Scottish Issuer and the Guarantor represents to each of the Underwriters that it has notified the Authorized Agent of such designation and appointment and that Authorized Agent has accepted the same in writing. The Scottish Issuer and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Scottish Issuer or the Guarantor (mailed or delivered as aforesaid) shall be deemed, in every respect, effective service of process upon the Scottish Issuer or the Guarantor. Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Underwriter against the Scottish Issuer or the Guarantor in any competent court in Scotland or England and Wales. The Scottish Issuer, the Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

XII.

In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or alone. All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters shall be delivered or sent by facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by fax) to you as the Representatives to the address specified in the applicable Pricing Agreement; and if to the applicable Issuer or Issuers or the Guarantor shall be delivered or sent by facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by fax) to the address of such Issuer or Issuers or the Guarantor, as the case may be, set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section VIII hereof shall be delivered or sent by facsimile transmission, or in writing delivered by hand, or by telephone (to be promptly confirmed by fax) to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to each applicable Issuer and the Guarantor by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuers and the Guarantor and, to the extent provided in Section VIII hereof, the officers and directors of the Issuers and the Guarantor and each person who controls an Issuer, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have the right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. Time shall be of the essence of this Agreement.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Solely for the purposes of the requirements of Article 9(8) of the Product Governance Rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) each Underwriter identified as a manufacturer in the applicable Pricing Agreement (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the applicable Pricing Agreement in connection with the Securities; and

(b) the applicable Issuer notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the applicable Pricing Agreement in connection with the Securities.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between any Underwriter and the applicable Issuer, the applicable Issuer accepts and agrees that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant Underwriter to the applicable Issuer under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion of, the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the applicable Issuer of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-In Powers by the Relevant Resolution Authority.

For the purpose of this Section, “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write Down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/ (or any successor webpage); and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relations to the relevant Underwriter.

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours, DIAGEO PLC

By:	/s/ James Edmunds
Name:	James Edmunds
Title:	Deputy Company Secretary

Signature Page to Underwriting Agreement

Very truly yours, DIAGEO CAPITAL PLC

By:	/s/ James Edmunds
Name:	James Edmunds
Title:	Director

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Meghan Maher
Name:	Meghan Maher
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Managing Director

MERRILL LYNCH , PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Andrew Karp
Name: Title:	Andrew Karp Managing Director

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Richard N. Zobkiw, Jr.
Name:	Richard N. Zobkiw, Jr.
Title:	Executive Director

By:	/s/ Daniel Peñaloza
Name:	Daniel Peñaloza
Title:	Vice President

Signature Page to Underwriting Agreement

STANDARD CHARTERED BANK

By:	/s/ Morton Llewellyn
Name:	Morton Llewellyn
Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Igor Grinberg
Name:	Igor Grinberg
Title:	Executive Director

By:	/s/ Douglas Chen
Name:	Douglas Chen
Title:	Executive Director

Signature Page to Underwriting Agreement

ANNEX I

[Form of Pricing Agreement]

To the Representatives of the

Several Underwriters named

in Schedule I hereto

                    ,

Ladies and Gentlemen:

[Diageo Capital plc, a public limited company incorporated under the laws of Scotland][Diageo Investment Corporation, a Delaware corporation] (the “Issuer”), and Diageo plc, a public limited company organized under the laws of England and Wales (the “Guarantor”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated                , 20    (the “Underwriting Agreement”), a copy of which is attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section I of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section XII of the Underwriting Agreement and the address of the Representatives referred to in such Section XII are set forth at the end of Schedule II hereto.

Ann-I-1

A supplement to the Prospectus relating to the Designated Securities in the form heretofore delivered to you is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is : .m. New York time. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Article VII of the Underwriting Agreement is listed in Schedule III hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer and the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

Diageo plc

By:
Name:
Title:

[Diageo Capital plc]
[Diageo Investment Corporation]

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:

Name:
Title:

GOLDMAN SACHS & CO. LLC

By:

Name:
Title:

MERRILL LYNCH , PIERCE, FENNER & SMITH
INCORPORATED

By:

Name:
Title:

SANTANDER INVESTMENT SECURITIES INC.

By:

Name:
Title:

STANDARD CHARTERED BANK

By:

Name:
Title:

UBS SECURITIES LLC

By:

Name:
Title:

By:

Name:
Title:

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Barclays Capital Inc.	$
Goldman Sachs & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Santander Investment Securities
Standard Chartered Bank

Total	$

Sch-I-1

SCHEDULE II

Issuer:

[Diageo Capital plc]

[Diageo Investment Corporation]

Title of Designated Securities:

[ %] [Floating Rate]

[Zero Coupon] [Notes]

[Debentures] due

Aggregate principal amount:

[$]

Price to Public:

% of the principal amount of the Designated Securities, plus accrued interest from to        [and accrued amortization, if any, from         to         ]

Purchase Price by Underwriters:

% of the principal amount of the Designated Securities, plus accrued interest from to        [and accrued amortization, if any, from         to         ]

Specified funds for payment of purchase price:

[        ] funds

Method of payment:

[Wire transfer to account     ]

Indenture:

[Indenture dated as of August 3, 1998, among Diageo Capital plc, the Guarantor and The Bank of New York Mellon, as Trustee]

[Indenture dated as of June 1, 1999, among Diageo Investment Corporation, the Guarantor and The Bank of New York Mellon, as Trustee]

Maturity:

Interest Rate:

[ %] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:

[months and dates, commencing     ,]

Sch-II-1

Redemption Provisions:

[No provisions for redemption]

[The Designated Securities may be redeemed, otherwise

than through the sinking fund, in whole or in part at the option of the Issuer, in the amount of [$]        or an integral multiple thereof,

[on or after        ,        at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before        ,        %, and if] redeemed during the 12- month period beginning        ,

Year	Redemption Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[on any interest payment date falling in or after        ,        , at the election of the Issuer, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

[The Securities are redeemable at the option of the Issuer or the Guarantor upon certain changes in United Kingdom [or Scottish] tax law.]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for other changes in tax law]

[Restriction on refunding]

Denominations:

[Issued in minimum denominations of $     and in integral multiples of $         in excess thereof.]

Day Count Convention:

[Actual][Following][Unadjusted]

Sinking Fund Provisions:

[No sinking fund provisions]

[The Designated Securities are entitled to the benefit of a sinking fund to retire [$]

principal amount of Designated Securities on        in each of the years        through        at 100% of their principal amount plus accrued interest][, together with [cumulative] [noncumulative] redemptions at the option of the Issuer to retire an additional [$]

Sch-II-2

principal amount of Designated Securities in the years        through        at 100% of their principal amount plus accrued interest].

Extendable provisions:

Securities are repayable on        , [insert date and years], at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be        %, and thereafter annual interest rate will be adjusted on        ,        and        to a rate not less than

% of the effective annual interest rate on U.S. Treasury obligations with        -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Securities are Floating Rate Debt Securities, insert—

Floating rate provisions:

Initial annual interest rate will be % through        and thereafter will be adjusted [monthly] [on each        ,        ,        and        ] [to an annual rate of % above the average rate for        -year [month] [securities] [certificates of deposit] issued by and        [insert names of banks].] [and the annual interest rate [thereafter] [from through        ] will be the interest yield equivalent of the weekly average per annum market discount rate for        -month Treasury bills plus % of Interest Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield for        -month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate for        -month Treasury bills); [from        and thereafter the rate will be the then current interest yield equivalent plus        % of Interest Differential].]

Defeasance provisions:

Overallotment Option:

Time of Delivery:

Closing Location:

Names and designated addresses of Representatives:

Designated Representatives:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Sch-II-3

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Other Terms:

MiFID II professionals/ECPs-only/ No PRIIPs key information document (“KID”) – Goldman Sachs & Co. LLC is a Manufacturer under the Product Governance Rules. Each Manufacturer target market for MIFID II product governance purposes is eligible counterparties and professional clients only (all distribution channels). No PRIIPs KID has been prepared as the Designated Securities are not available to retail in the European Economic Area.

Any offer of the Designated Securities, each announcement thereof and any document in which an offer is made or announced comply with the laws and regulations of any State where persons to whom the offer is made are resident.

Sch-II-4

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

[Final term sheet prepared in accordance with Section VII(a) of the Underwriting Agreement]

[Bloomberg Roadshow dated                ]

(b)	Underwriter Free Writing Prospectuses:

Sch-III-I